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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 23, 2003 relating to the financial statements of Ribopharma AG, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft


/s/ Price                            /s/ McMahon
-----------------------------        -----------------------------
Chartered Accountant                 Chartered Accountant


Munich, April 28, 2004